UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 13, 2010

Carter’s, Inc.
(Exact name of Registrant as specified in its charter)

Delaware	001-31829	13-3912933
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

The Proscenium, 1170 Peachtree Street NE, Suite 900 Atlanta, Georgia 30309
(Address of principal executive offices, including zip code)

(404) 745-2700
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.                      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On May 13, 2010, Bradley M. Bloom resigned his position as a member of the Board of Directors of Carter's, Inc. and its Nominating and Corporate Governance Committee, effective immediately.  Mr. Bloom did not resign for reasons involving a disagreement with the Company or its management, or because of any matter relating to the Company’s operations, policies, or practices.

Item 5.07.                      Submission of Matters to a Vote of Security Holders

The Company held its Annual Meeting of Shareholders on May 13, 2010 (the “Annual Meeting”) for which proxies were solicited pursuant to Regulation 14A of the Securities Exchange Act of 1934, as amended.  The following matters were voted on by the Company’s stockholders:

Vanessa J. Castagna, William J. Montgoris, and David Pulver were elected as Class I directors to each serve for a three-year term.  The results of the vote were as follows:

Nominee	Total votes for	Total votes withheld	Broker non-votes
Vanessa J. Castagna	37,541,976	14,646,840	3,455,964
William J. Montgoris	37,220,856	14,967,960	3,455,964
David Pulver	37,206,106	14,982,710	3,455,964

The directors continuing to serve after the Annual Meeting were:  Class I directors – Vanessa J. Castagna, William J. Montgoris, and David Pulver, Class II directors – Amy Woods Brinkley, Michael D. Casey, and A. Bruce Cleverly, and Class III directors - Paul Fulton, John R. Welch, and Thomas E. Whiddon.

The appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm was ratified.  The results of the vote were as follows:

Total votes for	Total votes against	Total votes abstained
54,654,185	892,158	98,437

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, Carter’s, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

May 14, 2010	CARTER’S, INC.

	By:	/s/ BRENDAN M. GIBBONS
	Name:	Brendan M. Gibbons
	Title:	Senior Vice President of Legal & Corporate Affairs, General Counsel, and Secretary